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                                                              EXHIBIT 99.1

                               [FORM OF PROXY]

                                XCELLENET, INC.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XCELLENET, INC.
   FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 21, 1998

The undersigned holder of shares of Common Stock, par value $0.01 per share, of XcelleNet, Inc. ("XcelleNet"), hereby appoints Dennis M. Crumpler and Shereef
W. Nawar and each of them, as proxies of the undersigned, with full power of substitution and resubstitution, to represent and vote as set forth herein all of the shares of common stock of XcelleNet held of record by the undersigned on June 8, 1998 at the Special Meeting of Shareholders to be held on Tuesday, July 21, 1998, commencing at 8:00 a.m., Eastern time, at The Westin Atlanta North at Perimeter Hotel, 7 Concourse Parkway, Atlanta, Georgia, and at any and all postponements and adjournments thereof (the "Special Meeting").

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE OTHER SIDE HEREOF AND OTHERWISE IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

                      (Continued, and to be dated and signed, on the other side)
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[X] PLEASE MARK YOUR
    VOTE AS IN THIS EXAMPLE.

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            THE DIRECTORS OF XCELLENET, INC. UNANIMOUSLY RECOMMEND
                      A VOTE FOR THE FOLLOWING PROPOSAL.
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   Approval of an Agreement and Plan of Merger, dated as of April 16, 1998, by and among Sterling Commerce, Inc., a Delaware corporation ("Sterling Commerce"), Sterling Commerce (Southern), Inc., a Delaware corporation and a wholly owned subsidiary of Sterling Commerce ("Commerce Southern"), and XcelleNet, Inc., a Georgia corporation ("XcelleNet"), pursuant to which XcelleNet will be merged with and into Commerce Southern, with Commerce Southern continuing as the surviving corporation and remaining a wholly owned subsidiary of Sterling Commerce.

                      FOR [_]   AGAINST [_]   ABSTAIN [_]


                                          This proxy should be dated, signed
                                          by the Shareholder as his or her
                                          name appears below, and returned
                                          promptly in the enclosed envelope.
                                          Joint owners should each sign
                                          personally, and trustees and others
                                          signing in a representative capacity
                                          should indicate the capacity in
                                          which they sign.

                                          Dated:
                                                ---------------------------

                                            -------------------------------
                                                Signature of Shareholder


                                            -------------------------------
                                                Signature of Shareholder

USING BLUE OR BLACK INK, PLEASE MARK, SIGN, AND PROMPTLY RETURN THIS PROXY CARD
                            IN THE ENVELOPE PROVIDED